Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS SECOND QUARTER RESULTS
(18.8% increase in earnings per share compared to 2025 second quarter)

SOUDERTON, Pa., July 22, 2026 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. (the "Bank") and its insurance, investments and equipment financing subsidiaries, announced net income for the quarter ended June 30, 2026 of $23.0 million, or $0.82 diluted earnings per share, compared to net income of $20.0 million, or $0.69 diluted earnings per share, for the quarter ended June 30, 2025.

Notable Non-Core Items
The financial results for the quarter included a pre-tax charge of $5.2 million ($4.1 million after-tax), or $0.15 diluted earnings per share, related to a valuation adjustment on an other real estate owned ("OREO") property. The adjustment was recorded based on an updated appraisal which reflects the property's estimated fair value less costs to sell. The property was initially transferred to OREO during the quarter ended June 30, 2022 and was listed for sale during the quarter ended June 30, 2025. The financial results for the quarter also included tax-free bank owned life insurance ("BOLI") death benefit proceeds of $708 thousand, which represented $0.03 diluted earnings per share.

Loans
Gross loans and leases increased $101.7 million, or 1.5% (6.0% annualized), from March 31, 2026, $127.2 million, or 1.8% (3.6% annualized), from December 31, 2025, and $240.8 million, or 3.5%, from June 30, 2025. The increases during these periods were primarily driven by growth in commercial, construction and commercial real estate loans. This growth was partially offset by a decline in residential mortgage loans, which is consistent with our strategy to focus balance sheet growth on full-relationship customers, which will improve our loan-to-deposit ratio.

Deposits and Liquidity
Total deposits increased $119.2 million, or 1.8% (7.2% annualized), from March 31, 2026, primarily due to increases in commercial, consumer and brokered deposits, partially offset by a seasonal decrease in public funds deposits. Total deposits decreased $154.3 million, or 2.2% (4.4% annualized), from December 31, 2025, primarily due to decreases in consumer and public funds deposits, partially offset by increases in commercial and brokered deposits. Total deposits increased $350.3 million, or 5.3%, from June 30, 2025, primarily due to increases in commercial and brokered deposits.

Noninterest-bearing deposits totaled $1.5 billion and represented 21.1% of total deposits at June 30, 2026, compared to $1.5 billion representing 21.7% of total deposits at March 31, 2026. Unprotected deposits, which excludes insured, internal, and collateralized deposit accounts, totaled $1.7 billion and $1.6 billion at June 30, 2026 and March 31, 2026, respectively. This represented 24.6% of total deposits at June 30, 2026, compared to 23.7% at March 31, 2026.

As of June 30, 2026, the Corporation and its subsidiaries held cash and cash equivalents totaling $195.3 million. The Corporation and its subsidiaries had committed borrowing capacity of $3.7 billion, of which $2.4 billion was available. The Corporation and its subsidiaries also maintained uncommitted funding sources from correspondent banks of $422.0 million at June 30, 2026. Future availability under these uncommitted funding sources is subject to the prerogatives of the granting banks and may be withdrawn at will.

Net Interest Income and Margin
Net interest income of $66.2 million for the second quarter of 2026 increased $6.7 million, or 11.3%, from the second quarter of 2025 and $2.9 million, or 4.5%, from the first quarter of 2026. The increase in net interest income for the second quarter of 2026 compared to the second quarter of 2025 was driven by higher average balances of loans, coupled with a reduction in our cost of funds, as lower rates paid on interest‑bearing liabilities more than offset the impact of higher average balances of these liabilities. The increase in net interest income for the second quarter of 2026 compared to the first quarter of 2026 was driven by higher average balances and yields on loans, coupled with a modest reduction in our cost of funds and a decrease in the average balance of interest-bearing liabilities, partially offset by lower average balances of interest-earning deposits with other banks.

Net interest margin, on a tax-equivalent basis, was 3.49% for the second quarter of 2026, compared to 3.33% for the first quarter of 2026 and 3.20% for the second quarter of 2025. Excess liquidity reduced net interest margin by approximately four basis points for the quarter ended June 30, 2026 compared to approximately 11 basis points for the quarter ended March 31, 2026 and approximately four basis points for the quarter ended June 30, 2025. Excluding the impact of excess liquidity, the net interest margin, on a tax-equivalent basis, would have been 3.53% for the quarter ended June 30, 2026 compared to 3.44% for the first quarter of 2026 and 3.24% for the quarter ended June 30, 2025.

Noninterest Income
Noninterest income for the quarter ended June 30, 2026 was $18.1 million, a decrease of $3.4 million, or 15.8%, from the comparable period in the prior year, primarily due to the net loss on the sale and write-down of OREO of $5.2 million for the quarter ended June 30, 2026, due to the valuation adjustment recorded during the quarter as previously mentioned.

BOLI income increased $686 thousand, or 67.8%, for the quarter ended June 30, 2026 compared to the comparable period in the prior year. The financial results for the three months ended June 30, 2026 included $708 thousand in BOLI death benefit proceeds compared to $71 thousand for the three months ended June 30, 2025.

Investment advisory commission and fee income increased $583 thousand, or 10.7%, for the quarter ended June 30, 2026 compared to the comparable period in the prior year, driven by appreciation in assets under management and new customer relationships.

Net gain on mortgage banking activities increased $365 thousand, or 37.2%, for the quarter ended June 30, 2026 compared to the comparable period in the prior year, primarily due to increased salable volume and increased margins.

Noninterest Expense
Noninterest expense for the quarter ended June 30, 2026 was $53.1 million, an increase of $2.8 million, or 5.5%, from the comparable period in the prior year.

Salaries, benefits and commissions increased $1.7 million, or 5.3%, for the quarter ended June 30, 2026 compared to the comparable period in the prior year, primarily driven by higher salary expense of $1.3 million due to annual merit increases and an increase of $375 thousand in medical claims expenses.

Marketing and advertising expense increased $490 thousand, or 98.4%, for the quarter ended June 30, 2026 compared to the comparable period in the prior year. This increase was primarily driven by the inclusion of certain sponsorship activities that were historically reported in Other Expense and the Corporation's entry into a sponsorship agreement with a local university, enhancing community engagement and visibility.

Professional fees increased $432 thousand, or 27.1%, for the quarter ended June 30, 2026 compared to the comparable period in the prior year, primarily due to increased marketing consultant fees.

Tax Provision
The effective income tax rate was 19.6% for the quarter ended June 30, 2026, compared to an effective tax rate of 20.1% for the quarter ended June 30, 2025. The effective tax rates for the three months ended June 30, 2026 and 2025 were favorably impacted by proceeds of BOLI death benefit proceeds. Excluding the BOLI death benefit proceeds, the effective tax rate was 20.1% for the three months ended June 30, 2026 compared to 20.2% for the three months ended June 30, 2025. The effective tax rate for the quarter ended June 30, 2026, also reflected a discrete tax benefit related to equity compensation awards.

Asset Quality and Provision for Credit Losses
Nonperforming assets totaled $63.0 million at June 30, 2026, $41.2 million at March 31, 2026, and $50.6 million at June 30, 2025. During the second quarter, a commercial loan relationship totaling $28.6 million was placed on nonaccrual status with a specific reserve of $9.8 million. This increase was partially offset by the valuation adjustment recorded on OREO during the quarter.

Net loan and lease charge-offs were $1.9 million for the three months ended June 30, 2026 compared to $1.3 million and $7.8 million for the three months ended March 31, 2026 and June 30, 2025, respectively. Net loan and lease charge-offs for the three months ended June 30, 2025 included a $7.3 million charge-off associated with a nonaccrual commercial loan relationship.

The provision for credit losses was $2.7 million for the three months ended June 30, 2026 compared to $1.3 million and $5.7 million for the three months ended March 31, 2026 and June 30, 2025, respectively. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.28% at June 30, 2026, March 31, 2026, and June 30, 2025.

Dividend and Share Repurchases
On July 22, 2026, Univest declared a quarterly cash dividend of $0.23 per share to be paid on August 19, 2026 to shareholders of record as of August 5, 2026. During the quarter ended June 30, 2026, the Corporation repurchased 425,539 shares of common stock at an average price of $38.71 per share. Including brokerage fees and excise tax, the average cost per share was $39.13. As of June 30, 2026, 1,494,260 shares are available for repurchase under the Share Repurchase Plan.

Conference Call
Univest will host a conference call to discuss second quarter 2026 results on Thursday, July 23, 2026 at 9:00 a.m. EDT. Participants may preregister at https://registrations.events/direct/Q4I3774017. The general public can access the call by dialing 1-888-500-3691; referencing Conference ID 37740 or "Univest Financial Corporation Second Quarter 2026 Earnings Call" to the operator. A replay of the conference call will be available through July 30, 2026 using the following link: https://registrations.events/direct/Q4I3774017.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $8.2 billion in assets and $6.2 billion in assets under management and supervision through its Wealth Management lines of business at June 30, 2026. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business, prospects and strategies of Univest.

These forward-looking statements involve certain risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. There are a number of important factors that could cause Univest's future financial condition, results of operations, business, prospects or strategies to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition and demand for financial services in our market area; (2) inflation and/or changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and/or lead to higher operating costs and higher costs we pay to retain and attract deposits; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and/or credit loss provisions; (4) fluctuations in real estate values and both residential and commercial real estate market conditions; (5) changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; (6) our ability to access cost-effective funding; (7) changes in economic conditions nationally and in our market, including potential recessionary conditions and the levels of unemployment in our market area; (8) changes in the economic assumptions or methodology used to calculate our allowance for credit losses; (9) legislative, regulatory, accounting or tax changes; (10) monetary and fiscal policies of the U.S. government, including the policies of the Board of Governors of the Federal Reserve System; (11) the effectiveness of our risk management processes and procedures; (12) the ability to maintain and increase market share and control expenses; (13) the imposition of tariffs or other domestic or international governmental policies, trade restrictions and retaliatory measures impacting our borrowers and the broader economy; (14) the impact of a potential government shutdown, debt ceiling impasses or fiscal uncertainty; (15) the failure to maintain current technologies and to successfully implement future information technology enhancements and the operational risks associated with the adoption of artificial intelligence and other emerging technologies; (16) risks associated with cybersecurity threats, data breaches, ransomware attacks, or other failures in our operational or security systems and infrastructure, including the risks arising from our dependence on third-party service providers and vendors; (17) changes in the securities markets; (18) the current or anticipated impact of military conflict, terrorism or other geopolitical events; (19) the ability to attract, develop and retain qualified personnel in a competitive labor market; (20) our ability to enter into new markets successfully and capitalize on growth opportunities; (21) changes in investor sentiment or consumer spending or savings behavior; and/or (22) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
June 30, 2026
(Dollars in thousands)

Balance Sheet (Period End)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
ASSETS
Cash and due from banks	$79,490	$69,645	$63,579	$70,843	$76,624
Interest-earning deposits with other banks	115,835	152,712	490,133	745,896	83,741
Cash and cash equivalents	195,325	222,357	553,712	816,739	160,365
Investment securities held-to-maturity	116,207	119,490	123,024	126,040	128,455
Investment securities available for sale, net of allowance for credit losses	378,586	379,028	371,251	368,393	366,421
Investments in equity securities	2,705	2,898	2,014	2,413	1,801
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	32,798	35,511	37,808	39,617	36,482
Loans held for sale	13,237	14,371	15,288	6,330	17,774
Loans and leases held for investment	7,041,957	6,940,212	6,914,804	6,785,482	6,801,185
Less: Allowance for credit losses, loans and leases	(89,967)	(88,900)	(88,165)	(86,527)	(86,989)
Net loans and leases held for investment	6,951,990	6,851,312	6,826,639	6,698,955	6,714,196
Premises and equipment, net	44,373	44,774	45,554	46,245	47,140
Operating lease right-of-use assets	24,267	25,032	25,795	26,536	27,278
Goodwill	175,510	175,510	175,510	175,510	175,510
Other intangibles, net of accumulated amortization	7,850	7,583	7,328	7,537	7,967
Bank owned life insurance	142,130	142,141	140,001	139,044	140,086
Accrued interest and other assets	118,014	121,575	112,973	120,257	115,581
Total assets	$8,202,992	$8,141,582	$8,436,897	$8,573,616	$7,939,056

LIABILITIES
Noninterest-bearing deposits	$1,463,965	$1,475,851	$1,431,974	$1,390,565	$1,461,189
Interest-bearing deposits:	5,469,043	5,337,912	5,655,339	5,827,578	5,121,471
Total deposits	6,933,008	6,813,763	7,087,313	7,218,143	6,582,660
Short-term borrowings	18,826	26,156	24,411	11,951	6,271
Long-term debt	125,000	175,000	200,000	200,000	200,000
Subordinated notes	98,994	98,908	98,867	129,597	149,511
Operating lease liabilities	26,863	27,699	28,531	29,310	30,106
Accrued expenses and other liabilities	46,048	48,106	54,457	51,396	53,775
Total liabilities	7,248,739	7,189,632	7,493,579	7,640,397	7,022,323

SHAREHOLDERS' EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	302,549	301,154	304,021	302,696	301,640
Retained earnings	628,327	611,771	591,202	574,715	555,403
Accumulated other comprehensive loss, net of tax benefit	(26,728)	(25,951)	(25,467)	(31,636)	(34,969)
Treasury stock, at cost	(107,679)	(92,808)	(84,222)	(70,340)	(63,125)
Total shareholders’ equity	954,253	951,950	943,318	933,219	916,733
Total liabilities and shareholders’ equity	$8,202,992	$8,141,582	$8,436,897	$8,573,616	$7,939,056

	For the three months ended,					For the six months ended,
Balance Sheet (Average)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Assets	$8,132,913	$8,250,766	$8,528,465	$8,191,010	$7,979,475	$8,191,514	$7,980,254
Investment securities, net of allowance for credit losses	502,065	499,078	497,201	492,197	497,214	500,579	498,638
Loans and leases, gross	7,008,079	6,939,600	6,848,654	6,790,827	6,846,938	6,974,029	6,851,694
Deposits	6,843,709	6,891,928	7,165,437	6,836,043	6,633,250	6,867,685	6,625,494
Shareholders' equity	951,863	949,509	936,417	923,454	908,536	950,693	902,706

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
June 30, 2026
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Commercial, financial and agricultural	$1,081,624	$1,038,947	$1,027,434	$996,612	$1,052,246
Real estate-commercial	3,684,721	3,656,779	3,621,536	3,517,803	3,485,615
Real estate-construction	329,558	299,962	306,793	309,365	302,424
Real estate-residential secured for business purpose	576,326	556,040	554,178	545,191	535,210
Real estate-residential secured for personal purpose	911,116	942,054	959,610	974,395	984,166
Real estate-home equity secured for personal purpose	205,502	201,244	200,394	197,503	195,014
Loans to individuals	12,342	12,319	12,793	13,447	14,069
Lease financings	240,768	232,867	232,066	231,166	232,441
Total loans and leases held for investment, net of deferred income	7,041,957	6,940,212	6,914,804	6,785,482	6,801,185
Less: Allowance for credit losses, loans and leases	(89,967)	(88,900)	(88,165)	(86,527)	(86,989)
Net loans and leases held for investment	$6,951,990	$6,851,312	$6,826,639	$6,698,955	$6,714,196

Asset Quality Data (Period End)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Nonaccrual loans and leases	$43,897	$13,289	$13,743	$27,330	$27,909
Accruing loans and leases 90 days or more past due	160	3,750	89	829	125
Total nonperforming loans and leases	44,057	17,039	13,832	28,159	28,034
Other real estate owned	18,914	24,073	23,926	23,926	22,471
Repossessed assets	10	124	65	40	80
Total nonperforming assets	$62,981	$41,236	$37,823	$52,125	$50,585
Nonaccrual loans and leases / Loans and leases held for investment	0.62%	0.19%	0.20%	0.40%	0.41%
Nonperforming loans and leases / Loans and leases held for investment	0.63%	0.25%	0.20%	0.41%	0.41%
Nonperforming assets / Total assets	0.77%	0.51%	0.45%	0.61%	0.64%

Allowance for credit losses, loans and leases	$89,967	$88,900	$88,165	$86,527	$86,989
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.28%	1.28%	1.28%	1.28%	1.28%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases	204.95%	668.97%	641.53%	316.60%	311.69%
Allowance for credit losses, loans and leases / Nonperforming loans and leases	204.21%	521.74%	637.40%	307.28%	310.30%

	For the three months ended,					For the six months ended,
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Net loan and lease charge-offs	$1,932	$1,263	$1,145	$480	$7,807	$3,195	$9,493
Net loan and lease charge-offs (annualized)/Average loans and leases	0.11%	0.07%	0.07%	0.03%	0.46%	0.09%	0.28%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
June 30, 2026
(Dollars in thousands, except per share data)
	For the three months ended,					For the six months ended,
For the period:	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Interest income	$108,129	$106,351	$111,716	$109,648	$105,706	$214,480	$209,122
Interest expense	41,881	42,986	49,167	48,324	46,165	84,867	92,800
Net interest income	66,248	63,365	62,549	61,324	59,541	129,613	116,322
Provision for credit losses	2,672	1,303	3,145	517	5,694	3,975	8,005
Net interest income after provision for credit losses	63,576	62,062	59,404	60,807	53,847	125,638	108,317
Noninterest income:
Trust fee income	2,283	2,236	2,316	2,230	2,146	4,519	4,307
Service charges on deposit accounts	2,363	2,279	2,237	2,302	2,258	4,642	4,452
Investment advisory commission and fee income	6,043	6,154	6,055	5,671	5,460	12,197	11,073
Insurance commission and fee income	5,351	7,423	4,825	5,468	5,261	12,774	12,150
Other service fee income	3,319	3,041	2,668	2,416	3,147	6,360	5,854
Bank owned life insurance income	1,698	1,332	970	1,908	1,012	3,030	2,971
Net gain on investment securities transactions	11	—	—	—	—	11	—
Net gain on mortgage banking activities	1,346	791	886	848	981	2,137	1,628
Net (loss) gain on sales and write-downs of other real estate owned	(5,249)	—	—	—	—	(5,249)	4
Other income	941	832	2,065	1,080	1,236	1,773	1,477
Total noninterest income	18,106	24,088	22,022	21,923	21,501	42,194	43,916
Noninterest expense:
Salaries, benefits and commissions	33,208	33,459	33,009	31,652	31,536	66,667	62,362
Net occupancy	2,938	2,998	2,882	2,675	2,739	5,936	5,592
Equipment	1,122	1,079	1,052	1,076	1,043	2,201	2,165
Data processing	4,627	4,480	4,390	4,263	4,408	9,107	8,772
Professional fees	2,029	1,677	1,947	1,876	1,597	3,706	3,394
Marketing and advertising	988	634	479	323	498	1,622	851
Deposit insurance premiums	1,118	1,170	1,106	1,195	1,074	2,288	2,225
Intangible expenses	92	93	102	106	131	185	261
Restructuring charges	—	427	—	—	—	427	—
Other expense	7,002	6,652	7,743	7,503	7,306	13,654	14,038
Total noninterest expense	53,124	52,669	52,710	50,669	50,332	105,793	99,660
Income before taxes	28,558	33,481	28,716	32,061	25,016	62,039	52,573
Income tax expense	5,605	6,389	5,971	6,422	5,038	11,994	10,200
Net income	$22,953	$27,092	$22,745	$25,639	$19,978	$50,045	$42,373
Net income per share:
Basic	$0.83	$0.97	$0.80	$0.89	$0.69	$1.79	$1.46
Diluted	$0.82	$0.96	$0.79	$0.89	$0.69	$1.78	$1.45
Dividends declared per share	$0.23	$0.22	$0.22	$0.22	$0.22	$0.45	$0.43
Weighted average shares outstanding	27,741,836	28,032,897	28,376,191	28,716,582	28,859,348	27,886,563	28,929,123
Period end shares outstanding	27,585,768	27,949,173	28,156,917	28,576,346	28,810,805	27,585,768	28,810,805

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
June 30, 2026

	For the three months ended,					For the six months ended,
Profitability Ratios (annualized)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Return on average assets	1.13%	1.33%	1.06%	1.24%	1.00%	1.23%	1.07%
Return on average assets, excluding restructuring charges (1)	1.13%	1.35%	1.06%	1.24%	1.00%	1.24%	1.07%
Return on average shareholders' equity	9.67%	11.57%	9.64%	11.02%	8.82%	10.62%	9.47%
Return on average shareholder's equity, excluding restructuring charges (1)	9.67%	11.72%	9.64%	11.02%	8.82%	10.69%	9.47%
Return on average tangible common equity (1)(3)	11.93%	14.27%	11.93%	13.68%	11.02%	13.09%	11.84%
Return on average tangible common equity, excluding restructuring charges (1)(3)	11.93%	14.45%	11.93%	13.68%	11.02%	13.18%	11.84%
Net interest margin (FTE)	3.49%	3.33%	3.10%	3.17%	3.20%	3.41%	3.14%
Efficiency ratio (2)	62.3%	59.7%	61.8%	60.2%	61.6%	60.9%	61.6%

Capitalization Ratios
Dividends declared to net income	27.9%	22.8%	27.5%	24.7%	31.8%	25.1%	29.4%
Shareholders' equity to assets (Period End)	11.63%	11.69%	11.18%	10.88%	11.55%	11.63%	11.55%
Tangible common equity to tangible assets (1)	9.68%	9.72%	9.27%	9.00%	9.52%	9.68%	9.52%
Common equity book value per share	$34.59	$34.06	$33.50	$32.66	$31.82	$34.59	$31.82
Tangible common equity book value per share (1)	$28.16	$27.71	$27.20	$26.45	$25.66	$28.16	$25.66

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	10.13%	9.95%	9.51%	9.85%	9.94%	10.13%	9.94%
Common equity tier 1 risk-based capital ratio	11.19%	11.32%	11.22%	11.40%	11.19%	11.19%	11.19%
Tier 1 risk-based capital ratio	11.19%	11.32%	11.22%	11.40%	11.19%	11.19%	11.19%
Total risk-based capital ratio	13.81%	13.95%	13.86%	14.28%	14.58%	13.81%	14.58%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	June 30, 2026			March 31, 2026
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$120,511	$1,118	3.72%	$306,797	$2,810	3.71%
Other debt and equity securities	502,065	4,203	3.36	499,078	4,053	3.29
Federal Home Loan Bank, Federal Reserve Bank and other stock	33,537	625	7.47	37,286	704	7.66
Total interest-earning deposits, investments and other interest-earning assets	656,113	5,946	3.63	843,161	7,567	3.64
Commercial, financial, and agricultural loans	989,950	16,293	6.60	959,673	15,331	6.48
Real estate—commercial and construction loans	3,892,900	57,589	5.93	3,861,156	55,796	5.86
Real estate—residential loans	1,711,210	22,002	5.16	1,710,239	21,526	5.10
Loans to individuals	12,511	270	8.66	12,396	273	8.93
Tax-exempt loans and leases	224,883	3,235	5.77	223,166	3,116	5.66
Lease financings	176,625	3,294	7.48	172,970	3,212	7.53
Gross loans and leases	7,008,079	102,683	5.88	6,939,600	99,254	5.80
Total interest-earning assets	7,664,192	108,629	5.69	7,782,761	106,821	5.57
Cash and due from banks	58,713			57,980
Allowance for credit losses, loans and leases	(89,488)			(88,832)
Premises and equipment, net	44,926			45,359
Operating lease right-of-use assets	24,640			25,414
Other assets	429,930			428,084
Total assets	$8,132,913			$8,250,766
Liabilities:
Interest-bearing checking deposits	$1,255,397	$7,603	2.43%	$1,280,570	$7,722	2.45%
Money market savings	1,998,397	16,604	3.33	2,045,306	16,918	3.35
Regular savings	748,657	1,203	0.64	765,296	1,372	0.73
Time deposits	1,411,889	13,357	3.79	1,389,144	13,130	3.83
Total time and interest-bearing deposits	5,414,340	38,767	2.87	5,480,316	39,142	2.90
Short-term borrowings	33,437	30	0.36	25,578	3	0.05
Long-term debt	131,868	1,337	4.07	201,389	2,093	4.21
Subordinated notes	98,944	1,747	7.08	98,897	1,748	7.17
Total borrowings	264,249	3,114	4.73	325,864	3,844	4.78
Total interest-bearing liabilities	5,678,589	41,881	2.96	5,806,180	42,986	3.00
Noninterest-bearing deposits	1,429,369			1,411,612
Operating lease liabilities	27,271			28,116
Accrued expenses and other liabilities	45,821			55,349
Total liabilities	7,181,050			7,301,257
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	7,107,958		2.36	7,217,792		2.42
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	301,620			303,413
Retained earnings and other equity	492,459			488,312
Total shareholders' equity	951,863			949,509
Total liabilities and shareholders' equity	$8,132,913			$8,250,766
Net interest income		$66,748			$63,835
Net interest spread			2.73			2.57
Effect of net interest-free funding sources			0.76			0.76
Net interest margin			3.49%			3.33%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.97	%		134.04	%

Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $801 thousand and $793 thousand for the three months ended June 30, 2026 and March 31, 2026, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2026 and March 31, 2026 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended June 30,
Tax Equivalent Basis	2026			2025
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$120,511	$1,118	3.72%	$131,391	$1,371	4.19%
Other debt and equity securities	502,065	4,203	3.36	497,214	3,962	3.20
Federal Home Loan Bank, Federal Reserve Bank and other stock	33,537	625	7.47	36,711	671	7.33
Total interest-earning deposits, investments and other interest-earning assets	656,113	5,946	3.63	665,316	6,004	3.62
Commercial, financial, and agricultural loans	989,950	16,293	6.60	1,005,784	17,686	7.05
Real estate—commercial and construction loans	3,892,900	57,589	5.93	3,692,262	54,165	5.88
Real estate—residential loans	1,711,210	22,002	5.16	1,727,381	21,772	5.06
Loans to individuals	12,511	270	8.66	15,575	337	8.68
Tax-exempt loans and leases	224,883	3,235	5.77	228,856	2,966	5.20
Lease financings	176,625	3,294	7.48	177,080	3,192	7.23
Gross loans and leases	7,008,079	102,683	5.88	6,846,938	100,118	5.86
Total interest-earning assets	7,664,192	108,629	5.69	7,512,254	106,122	5.67
Cash and due from banks	58,713			55,335
Allowance for credit losses, loans and leases	(89,488)			(88,127)
Premises and equipment, net	44,926			47,299
Operating lease right-of-use assets	24,640			26,948
Other assets	429,930			425,766
Total assets	$8,132,913			$7,979,475
Liabilities:
Interest-bearing checking deposits	$1,255,397	$7,603	2.43%	$1,216,909	$7,800	2.57%
Money market savings	1,998,397	16,604	3.33	1,754,428	16,945	3.87
Regular savings	748,657	1,203	0.64	700,762	749	0.43
Time deposits	1,411,889	13,357	3.79	1,541,008	16,261	4.23
Total time and interest-bearing deposits	5,414,340	38,767	2.87	5,213,107	41,755	3.21
Short-term borrowings	33,437	30	0.36	5,254	1	0.08
Long-term debt	131,868	1,337	4.07	200,549	2,128	4.26
Subordinated notes	98,944	1,747	7.08	149,444	2,281	6.12
Total borrowings	264,249	3,114	4.73	355,247	4,410	4.98
Total interest-bearing liabilities	5,678,589	41,881	2.96	5,568,354	46,165	3.33
Noninterest-bearing deposits	1,429,369			1,420,143
Operating lease liabilities	27,271			29,802
Accrued expenses and other liabilities	45,821			52,640
Total liabilities	7,181,050			7,070,939
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	7,107,958		2.36	6,988,497		2.65
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	301,620			301,016
Retained earnings and other equity	492,459			449,736
Total shareholders' equity	951,863			908,536
Total liabilities and shareholders' equity	$8,132,913			$7,979,475
Net interest income		$66,748			$59,957
Net interest spread			2.73			2.34
Effect of net interest-free funding sources			0.76			0.86
Net interest margin			3.49%			3.20%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.97	%		134.91	%

Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $801 thousand and $689 thousand for the three months ended June 30, 2026 and 2025, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2026 and 2025 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Six Months Ended June 30,
Tax Equivalent Basis	2026			2025
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$213,140	$3,928	3.72	$125,725	$2,731	4.38%
Obligations of state and political subdivisions*	—	—	—	437	4	1.85
Other debt and equity securities	500,579	8,256	3.33	498,201	7,981	3.23
Federal Home Loan Bank, Federal Reserve Bank and other stock	35,401	1,329	7.57	37,134	1,358	7.37
Total interest-earning deposits, investments and other interest-earning assets	749,120	13,513	3.64	661,497	12,074	3.68
Commercial, financial, and agricultural loans	974,895	31,624	6.54	998,363	34,706	7.01
Real estate—commercial and construction loans	3,877,116	113,385	5.90	3,698,214	106,841	5.83
Real estate—residential loans	1,710,727	43,528	5.13	1,728,259	43,314	5.05
Loans to individuals	12,454	543	8.79	17,495	730	8.41
Tax-exempt loans and leases	224,030	6,351	5.72	229,491	5,827	5.12
Lease financings	174,807	6,506	7.51	179,872	6,432	7.21
Gross loans and leases	6,974,029	201,937	5.84	6,851,694	197,850	5.82
Total interest-earning assets	7,723,149	215,450	5.63	7,513,191	209,924	5.63
Cash and due from banks	58,349			56,009
Allowance for credit losses, loans and leases	(89,162)			(87,975)
Premises and equipment, net	45,141			47,076
Operating lease right-of-use assets	25,025			27,352
Other assets	429,012			424,601
Total assets	$8,191,514			$7,980,254
Liabilities:
Interest-bearing checking deposits	$1,267,914	$15,325	2.44	$1,219,446	$14,875	2.46%
Money market savings	2,021,722	33,522	3.34	1,797,074	34,980	3.93
Regular savings	756,930	2,575	0.69	701,648	1,512	0.43
Time deposits	1,400,579	26,487	3.81	1,508,930	32,367	4.33
Total time and interest-bearing deposits	5,447,145	77,909	2.88	5,227,098	83,734	3.23
Short-term borrowings	29,530	33	0.23	6,076	15	0.50
Long-term debt	166,436	3,430	4.16	208,978	4,489	4.33
Subordinated notes	98,921	3,495	7.12	149,382	4,562	6.16
Total borrowings	294,887	6,958	4.76	364,436	9,066	5.02
Total interest-bearing liabilities	5,742,032	84,867	2.98	5,591,534	92,800	3.35
Noninterest-bearing deposits	1,420,540			1,398,396
Operating lease liabilities	27,691			30,236
Accrued expenses and other liabilities	50,558			57,382
Total liabilities	7,240,821			7,077,548
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	7,162,572		2.39	6,989,930		2.68
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	302,512			301,830
Retained earnings and other equity	490,397			443,092
Total shareholders' equity	950,693			902,706
Total liabilities and shareholders' equity	$8,191,514			$7,980,254
Net interest income		$130,583			$117,124
Net interest spread			2.65			2.28
Effect of net interest-free funding sources			0.76			0.86
Net interest margin			3.41%			3.14%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.50	%		134.37	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $1.6 million and $1.2 million for the six months ended June 30, 2026 and 2025, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the six months ended June 30, 2026 and 2025 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)
June 30, 2026

(Dollars in thousands)
Industry Description	Total Outstanding Balance	% of Commercial Loan Portfolio
Animal Production	$440,916	7.8%
CRE - Retail	426,394	7.5
CRE - Multi-family	393,126	6.9
CRE - 1-4 Family Residential Investment	279,515	4.9
Hotels & Motels (Accommodation)	268,482	4.7
CRE - Office	252,607	4.5
Specialty Trade Contractors	243,448	4.3
CRE - Industrial / Warehouse	215,638	3.8
Nursing and Residential Care Facilities	176,891	3.1
Homebuilding (tract developers, remodelers)	163,688	2.9
Crop Production	145,110	2.6
Merchant Wholesalers, Durable Goods	138,817	2.5
CRE - Mixed-Use - Commercial	121,993	2.2
Repair and Maintenance	121,737	2.1
Motor Vehicle and Parts Dealers	120,416	2.1
CRE - Mixed-Use - Residential	110,034	1.9
Wood Product Manufacturing	101,076	1.8
Nondepository Credit Intermediation and Related Activities (except 5221)	99,227	1.7
Administrative and Support Services	97,708	1.7
Food Services and Drinking Places	97,346	1.7
Education	91,845	1.6
Merchant Wholesalers, Nondurable Goods	88,338	1.6
Professional, Scientific, and Technical Services	85,432	1.5
Amusement, Gambling, and Recreation Industries	78,808	1.4
Fabricated Metal Product Manufacturing	75,975	1.3
Food Manufacturing	68,126	1.2
Personal and Laundry Services	67,103	1.2
Private Equity & Special Purpose Entities (except 52592)	65,968	1.2
Religious Organizations, Advocacy Groups	63,624	1.1
Machinery Manufacturing	62,643	1.1
Miniwarehouse / Self-Storage	56,126	1.0
Nonresidential Building Contractors	54,376	1.0
Industries with >$50 million in outstandings	$4,872,533	85.9%
Industries with <$50 million in outstandings	$799,696	14.1%
Total Commercial Loans	$5,672,229	100.0%

Consumer Loans and Lease Financings	Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$911,116
Real Estate-Home Equity Secured for Personal Purpose	205,502
Loans to Individuals	12,342
Lease Financings	240,768
Total Consumer Loans and Lease Financings	$1,369,728

Total	$7,041,957

Univest Financial Corporation
Non-GAAP Reconciliation
June 30, 2026

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,					As of or for the six months ended,
(Dollars in thousands)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Restructuring charges (a)	$—	$427	$—	$—	$—	$427	$—
Tax effect of restructuring charges	—	(90)	—	—	—	(90)	—
Restructuring charges, net of tax	$—	$337	$—	$—	$—	$337	$—

Net income	$22,953	$27,092	$22,745	$25,639	$19,978	$50,045	$42,373
Amortization of intangibles, net of tax	73	73	81	84	103	146	206
Net income before amortization of intangibles	$23,026	$27,165	$22,826	$25,723	$20,081	$50,191	$42,579

Shareholders' equity	$954,253	$951,950	$943,318	$933,219	$916,733	$954,253	$916,733
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(1,923)	(1,960)	(1,919)	(1,966)	(2,040)	(1,923)	(2,040)
Tangible common equity	$776,820	$774,480	$765,889	$755,743	$739,183	$776,820	$739,183

Total assets	$8,202,992	$8,141,582	$8,436,897	$8,573,616	$7,939,056	$8,202,992	$7,939,056
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(1,923)	(1,960)	(1,919)	(1,966)	(2,040)	(1,923)	(2,040)
Tangible assets	$8,025,559	$7,964,112	$8,259,468	$8,396,140	$7,761,506	$8,025,559	$7,761,506

Average shareholders' equity	$951,863	$949,509	$936,417	$923,454	$908,536	$950,693	$902,706
Average goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Average other intangibles (b)	(1,938)	(1,922)	(1,935)	(1,983)	(2,068)	(1,929)	(2,114)
Average tangible common equity	$774,415	$772,077	$758,972	$745,961	$730,958	$773,254	$725,082

(a) Associated with planned closure of two underutilized facilities; a financial center and a limited purpose banking office
(b) Amount does not include mortgage servicing rights